                                                          Exhibit 26(h)(15)(iii)

                 AMENDMENT NUMBER TWO TO PARTICIPATION AGREEMENT

     This AMENDMENT NUMBER TWO TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 29th day of January, 2010, by and among MINNESOTA LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), VAN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), VAN KAMPEN FUNDS INC. (the "Underwriter"), and VAN KAMPEN ASSET MANAGEMENT (formerly VAN KAMPEN ASSET MANAGEMENT, INC.) (the "Adviser").

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of June 10, 2002, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced with the attached Schedule A.

     2. Schedule B of the Participation Agreement is deleted and replaced with the attached Schedule B.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5. This Amendment shall be effective as of the date written above.

     6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Amendment immediately upon signing any counterpart, independently of the signature of any other party.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

MINNESOTA LIFE INSURANCE COMPANY


By:    /s/ Bruce P. Shay
       ---------------------------------
Name:  Bruce P. Shay
Title: Executive Vice President


VAN KAMPEN LIFE INVESTMENT TRUST


By:    /s/ Stuart N. Schuldt
       ---------------------------------
Name:  Stuart N. Schuldt
Title: CFO and Treasurer


VAN KAMPEN FUNDS INC.


By:    /s/ Edward C. Wood, III
       ---------------------------------
Name:  Edward C. Wood, III
Title: Managing Director


VAN KAMPEN ASSET MANAGEMENT


By:    /s/ Andrew Scherer
       ---------------------------------
Name:  Andrew Scherer
Title: Managing Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                                   FORM NUMBER AND NAME OF
NAME OF SEPARATE ACCOUNT                     CONTRACT FUNDED BY SEPARATE ACCOUNT
------------------------               -----------------------------------------------
Variable Annuity Account               MultiOption Advisor Variable Annuity (02-70067)

                                       MultiOption Legend Variable Annuity (06-70139)

                                       MultiOption Extra Variable Annuity (06-70147)

Minnesota Life Variable Life Account   Variable Adjustable Life (98-670)

                                       Variable Adjustable Life Horizon (99-680)

                                       Variable Adjustable Life Second Death (98-690)

                                       Variable Adjustable Life Summit (03-640)

                                       Variable Adjustable Life Survivor (04-690)

                                   SCHEDULE B

                 PORTFOLIOS OF VAN KAMPEN LIFE INVESTMENT TRUST
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

                      Comstock Portfolio - Class II Shares
                   Capital Growth Portfolio - Class II Shares
                  Growth and Income Portfolio - Class II Shares


                                      B-1